Exhibit 4.2

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, SHALL NOT BE OFFERED, PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER OR SALE MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

INTERNATIONAL FIGHT LEAGUE, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. C-	Original Issue Date:

INTERNATIONAL FIGHT LEAGUE, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, ________________________ (the “Holder”), is entitled to purchase from the Company up to a total of ___________________________________ (____) shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $____ (as adjusted from time to time as provided in Section 8 herein, the “Exercise Price”), at such times after the Original Issue Date (the “Issuance Date”) and prior to 5:00 P.M., New York City time, on ______________ (the “Expiration Date”), as provided in Section 3 herein, and subject to the following terms and conditions:

The Holder hereby agrees that the representations and warranties set forth in Appendix A to Schedule 1, annexed hereto and made a part hereof, are true, accurate and complete as of the Issuance Date.

1.             Registration of Warrants.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.             Non-Transferability of Warrant.  This Warrant may not be sold, pledged, assigned or transferred in any manner without the written consent of the Company.

3.             Exercise and Duration of Warrants.

                (a)           Except as otherwise provided in this Warrant, this Warrant (to the extent not previously exercised) may be exercised, in whole or in part, by the registered Holder with respect to the Warrant Shares in accordance with the following schedule:  this Warrant shall vest and become exercisable as to one-sixth (1/6) of the Warrant Shares on each of the following dates:                                        until fully vested and exercisable.  Notwithstanding the foregoing, (i) any portion of this Warrant not vested and exercisable as of the date (the “Termination Date”) on which the Holder no longer is providing to the Company either (x) independent contractor services under the written agreement between the Holder and the Company in effect as of the Issuance Date (pursuant to which agreement this Warrant To Purchase Common Stock is issued) (the “Team Manager Agreement”), or (y) comparable independent contractor services under an agreement entered into with the Company to replace the Team Manager Agreement, shall become void and of no value as of the Termination Date; and (ii) any portion of this Warrant vested and exercisable but not exercised prior to the Expiration Date shall be and become void and of no value as of the Expiration Date, and on the Expiration Date this Warrant shall terminate and no longer be outstanding  To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

(b)           The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that the Holder’s representations contained in Appendix A to Schedule 1 hereto are true and correct as of the Exercise Date as if remade in their entirety.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares subject to and under the same terms and conditions as provided for in this instrument.

4.             Delivery of Warrant Shares.  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to the Holder, or upon the written order of the Holder, to such person(s) and in such name or names as the Holder may designate (provided that, if a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder (the “Registration Statement”) is not then effective under the Securities Act and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, the Holder shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless (a) the Registration Statement is not then effective, or (b) if the Registration Statement is then effective, the Warrant Shares are not being delivered to a third party pursuant to a bona fide disposition by the Holder pursuant to the Registration Statement or (c) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act, in which case the certificate for the Warrant Shares issuable upon such exercise shall contain the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR THE SECURITIES COMMISSION OF ANY STATE IN

RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER OR SALE MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

5.             Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of the issuance, exercise, vesting, holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which may include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7.             Reservation of Warrant Shares. The Company covenants that it will initially reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder.  The Company further covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant

Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

8.             Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock in shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Fundamental Transactions. If, at any time while this Warrant is outstanding  (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall, subject to the vesting requirements of this Warrant, have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein; provided, however, that notwithstanding the foregoing, nothing in this Section 8(b) shall be deemed to accelerate the vesting of this Warrant, and this Warrant may only be exercised to the extent that it has vested.  The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c)           Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 8, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)           Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(e)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

9.             Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds.

10.           No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, subject to Section 9, the number of shares of Warrant Shares to be issued shall be rounded up to the nearest whole number.

11.           Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below in this Section 11 prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Trading Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery.  The address and facsimile number of a party for such notices or communications shall be as set forth below unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 11:

If to the Company:	International Fight League, Inc.
424 West 33rd Street, Suite 650
New York, New York 10001
Telephone No.: (212) 356-4000
Facsimile No.: (212) 564-6546
Attention: President, Legal and Business Affairs

If to Holder:

12.           Warrant Agent. The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13.           Miscellaneous.

(a)           The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)           Subject to compliance with applicable securities laws, this Warrant shall not be assigned by the Holder without the Company’s prior written consent, provided that, subject to compliance with applicable securities laws, nothing in this Warrant shall prohibit the Holder from transferring any Shares issued upon exercise of this Warrant.  This Warrant shall not be assigned by the Company except to a successor in the event of a Fundamental Transaction.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant shall be amended only in writing signed by the Company and the Holder, or their permitted successors and assigns.

(c)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED EXCLUSIVELY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

14.           Registration Rights.  Holder has no right to require the Company or any of its subsidiaries to register either the Warrant or any of the Warrant Shares for sale pursuant to a registration statement filed under the Securities Act.

15.           Definitions.

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Eligible Market” shall mean any of the New York Stock Exchange, the American Stock Exchange, Nasdaq Stock Market or the Over-the-Counter Bulletin Board (the “OTCBB”).

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” shall mean any day on which the Common Stock is listed or quoted on any Eligible Market.

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the date first indicated above.

INTERNATIONAL FIGHT LEAGUE, INC.

By:
Name:
Title:

 SCHEDULE 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)           The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by International Fight League, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)           The Holder shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant.

(4)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Dated:	,

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Appendix A

to

Schedule 1

Warrant Holder Certification

In connection with the issuance, permitted transfer, and/or exercise of the Warrant to which this Schedule 1 is attached, as the case may be, the undersigned hereby certifies, knowing and intending that the International Fight League, Inc., a Delaware corporation (the “Company”) is relying hereon in issuing, transferring and/or exercising such Warrant, as the case may be, that the following representations and warranties are true, accurate and complete as of the date of such issuance, transfer and/or exercise:

1.             Investment Intent.  The undersigned understands that this Warrant and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring this Warrant and the Warrant Shares, as the case may be, as principal for the undersigned’s own account and not with a view to, or for distributing or reselling this Warrant and such Warrant Shares, as the case may be, or any part thereof in violation of the Securities Act or any applicable state securities laws, without prejudice, however, to the undersigned’s right, subject to the provisions of the Warrant, at all times to sell or otherwise dispose of all or any part of such Warrant Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The undersigned is acquiring this Warrant and the Warrant Shares hereunder, as the case may be, in the ordinary course of undersigned’s business. The undersigned does not presently have any agreement, plan or understanding, directly or indirectly, with any Person (as defined in this Warrant) to distribute or effect any distribution of this Warrant or any of the Warrant Shares (or any securities which are derivatives thereof) to or through any person or entity; provided, however, that by making the representations herein, the undersigned does not agree to hold this Warrant or any of the Warrant Shares, as the case may be, for any minimum period of time.

2.             Holder’s Status.  The undersigned is, and on each date on which the undersigned exercises this Warrant the undersigned will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  In general, an individual is deemed to be an accredited investor if such individual has net worth, or joint net worth with the individual’s spouse, in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with the individual’s spouse, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.  In addition, the undersigned represents to the Company that during 2006, the undersigned (i) was actively engaged in providing mixed martial arts services, other than as an employee or as a director of a corporation, (ii) provided mixed martial arts services to two or more Persons to which the undersigned was not “related” (as such term is defined in proposed regulation Section 1.409A-1(f)(3)(ii) of the proposed regulations under Section 409A of the Internal Revenue Code of 1986, as amended) and that are not related to one another and (iii) the revenue that the undersigned generated from providing mixed martial arts services to any such Person during 2006 did not exceed 70% of the total revenue that the undersigned generated from providing mixed martial arts services during 2006.  The undersigned shall notify the Company by December 15, 2007, whether or not the representations in the preceding sentence shall hold true with respect to the undersigned for 2007.

3.             General Solicitation.  The undersigned is not acquiring this Warrant or the Warrant Shares, as the case may be, as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Shares, published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

4.             Experience of Holder.  The undersigned, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares, and has so evaluated the merits and risks of such investment.  The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

5.             Access to Information.  The undersigned acknowledges that the undersigned has been afforded (i) the opportunity to ask such questions as the undersigned has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of this Warrant and the Warrant Shares and the merits and risks of investing in this Warrant and the Warrant Shares; (ii) access to information (other than material non-public information) about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

6.             Independent Investment Decision.  The undersigned has independently evaluated the merits of its decision to acquire this Warrant and the Warrant Shares.  The undersigned understands that nothing in this Warrant or any other materials presented by or on behalf of the Company to the undersigned in connection with its acquisition of this Warrant and the Warrant Shares or this Warrant constitutes legal, tax or investment advice.  The undersigned has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of this Warrant and the Warrant Shares.

7.             Reliance on Exemptions.  The undersigned understands that the Warrant and the Warrant Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the undersigned’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire the Warrant and the Warrant Shares.

[This space intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Appendix as of the date first indicated above.

HOLDER

Name:
Title:

ADDRESS FOR NOTICE
c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:
Email: